Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Amber Ready, Inc.
Rockaway, New Jersey

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No.1) of our report dated December 15, 2009 relating to the consolidated financial statements of AMBER Ready, Inc. as of December 31, 2008 and 2007 and for the years then ended.  We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
February 4, 2010